UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2016

Commission File No. 000-16929

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10, Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On July 29, 2015, Soligenix, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Kodiak Capital Group, LLC, Kingsbrook Opportunities Master Fund LP and River North Equity, LLC (collectively, the “Investors”). Under the Purchase Agreement, the Investors agreed to purchase from the Company up to an aggregate of $10 million worth of shares of common stock, par value $0.001 per share (“Common Stock”), of the Company, from time to time. Pursuant to the Registration Rights Agreement, the Company filed a registration statement (the “Registration Statement”) to register for resale under the Securities Act of 1933, as amended, the shares of Common Stock that may have been issued to the Investors under the Purchase Agreement.

On March 7, 2016, in accordance with the terms of the Purchase Agreement, the Company exercised its right to terminate the Purchase Agreement upon written notice to the Investors. The Company did not incur any penalties as a result of this termination.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

10.1	Form of Equity Purchase Agreement dated as of July 29, 2015 between the Company and the Investors (incorporated by reference to Exhibit 10.1 of the Company’s current report on Form 8-K filed on July 31, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.
March 7, 2016	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

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